EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                                    Re: OYO Geospace Corporation
                                                    Registration on Form S-8

We are aware that our report dated July 27, 1998, on our review of interim financial information of OYO Geospace Corporation as of and for the three months and nine months ended June 30, 1998 and 1997, and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statement on Form S-8 (333-40893). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                                  /s/ PricewaterhouseCoopers LLP


Houston, Texas
July 27, 1998